EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59255,
333-07949 and 333-34135) of Santa Fe Energy Resources, Inc. of our report dated June 24, 1998 appearing on page 4 of this Form 11-K.



PRICE WATERHOUSE LLP

Houston, Texas
June 24, 1998

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